Exhibit 99.1
NeoGenomics Announces Preliminary Fourth Quarter and Full-Year 2025 Revenue
– Anticipates preliminary unaudited fourth quarter 2025 revenue of approximately $190 million; full-year 2025 revenue of $727 million –
– Announces Chief Financial Officer transition –
FT. MYERS, Fla., January 12, 2026—NeoGenomics, Inc. (NASDAQ:NEO), a leading provider of oncology diagnostic solutions that enable precision medicine, today announced preliminary fourth quarter and full-year 2025 revenue and also announced a transition of the Company's Chief Financial Officer.
Preliminary, Unaudited Fourth Quarter and Full-Year 2025 Revenue
•For the fourth quarter of 2025, NeoGenomics expects to report total revenue of approximately $190 million, representing year-over-year growth of 11%.
•For the full-year 2025, NeoGenomics expects to report total revenue of approximately $727 million, representing year-over-year growth of 10%.
“Our preliminary fourth quarter revenue reflects our ongoing commitment to being the cancer testing ‘partner of choice’ to pathologists and oncologists in the community setting, where approximately 80% of cancer care is delivered today,” stated Tony Zook, CEO of NeoGenomics. “With one of the broadest oncology test menus in the industry, including the latest innovations in therapy selection and recurrence monitoring, I believe we are very well positioned to continue on our trajectory of double-digit revenue growth while helping improve outcomes for cancer patients across the U.S.”
Chief Financial Officer Transition
NeoGenomics also announced today a Chief Financial Officer succession plan. Life sciences tools and diagnostics industry veteran Abhishek Jain joined the company as Executive Vice President on January 12, 2026 and will transition to the role of CFO on March 2, 2026. NeoGenomics’ current CFO, Jeff Sherman, is retiring and will transition from the role of CFO to Executive Vice President on March 2, 2026, upon the completion of the Company's audit and reporting of its financial results for the fiscal year ended December 31, 2025. Mr. Sherman will remain with the Company through April 14, 2026, the effective date of his retirement, in order to ensure a smooth and seamless transition.
“Abhishek brings a proven track record of successfully guiding life sciences companies through periods of rapid growth and transformation, and I look forward to his financial leadership as we continue to scale our organization and pursue multi-billion-dollar addressable markets in advanced cancer testing,” continued Mr. Zook. “At the same time, on behalf of the entire NeoGenomics team and Board, I would like to thank Jeff for his valuable contributions to our growth and progress over the past three-plus years. Jeff has been instrumental in strengthening our financial foundation and positioning us for long-term success. We wish him all the best in his retirement.”
“I am honored to join the NeoGenomics team at this pivotal time in the company’s evolution,” stated Mr. Jain. “NeoGenomics has built a strong foundation in precision oncology diagnostics, and I look forward to working with the leadership team to further strengthen financial discipline, enhance operational efficiency, and support long-term value creation for shareholders while advancing our mission to improve patient care.”
“It has been an honor and privilege to work alongside the talented team at NeoGenomics and position the company for long-term sustainable, profitable growth,” stated Jeff Sherman, CFO of NeoGenomics. “I have every confidence in the company's ability to bring the latest innovations in therapy election and MRD to oncologists and pathologists in the community channel, where these advancements have historically lagged NCI designated cancer centers.”
Prior to joining NeoGenomics, Mr. Jain served as Chief Financial Officer of CareDx, a publicly traded precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers, from September 2022 to August 2025. Before joining CareDx, he served for nearly 20 years in finance and accounting roles of increasing responsibility at Agilent Technologies, Inc., global leader in analytical and clinical laboratory technologies. Mr. Jain is a Certified Public Accountant (inactive) and a Chartered Accountant from The Institute of Chartered Accountants of India.
Note Regarding Preliminary, Unaudited Financial Results
NeoGenomics has not completed preparation of its financial statements for the fourth quarter or fiscal year ended December 31, 2025. The estimated revenues presented in this press release for the fourth quarter of 2025 and for the year ended December 31, 2025 are based on preliminary unaudited information and management estimates, are not a comprehensive statement of the Company's financial results for either the fourth quarter or fiscal year ended December 31, 2025, and are subject to change. NeoGenomics is in the process of completing its customary year-end close procedures, and there can be no assurance that final results will not differ from these estimates. During the course of the preparation of NeoGenomics’ consolidated financial statements for the year ended December 31, 2025, the company's independent auditors may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented today.
NeoGenomics plans to report full fourth-quarter and full-year 2025 financial results during its February 2026 earnings call.
About NeoGenomics
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, serving oncologists, pathologists, hospital systems, academic centers, and pharmaceutical firms with innovative diagnostic and predictive testing to help them diagnose and treat cancer. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, United Kingdom.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements include statements regarding the Company's commitment to being the cancer testing partner of choice to pathologists and oncologists in the community setting; its ability to provide the latest innovations in therapy selections and recurrence monitoring; its ability to continue its trajectory of double-digit revenue growth while helping improve outcomes for millions of cancer patients across the U.S.; its ability to continue to scale the organization and pursue multi-billion dollar addressable markets in advanced cancer testing; its positioning for long-term success and sustainable, profitable growth; its ability to further strengthen financial discipline, enhance operational efficiency, and support long-term value creation for shareholders while advancing its mission to improve patient care; and its ability to bring the latest innovations in therapy election and MRD to oncologists and pathologists in the community channel. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Applicable risks and uncertainties include, among others, those related to the Company's ability to successfully identify and implement appropriate financial and operational initiatives, to execute on its strategic priorities, to assemble and maintain an effective executive management team, and to successfully manage its growth, as well as the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov and in the “Investors” section of our website at ir.neogenomics.com, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Investor Contact
Kendra Webster
InvestorRelations@neogenomics.com
Media Contact
Andrea Sampson
asampson@sampsonprgroup.com